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                                                                     EXHIBIT 21

                             TJ INTERNATIONAL, INC.

                        SUBSIDIARIES OF THE REGISTRANT



The significant subsidiaries of the Company are as follows:


                                       State or Other                Percentage
                                       Jurisdiction                  of Voting
                                       of Incorporation              Securities
                                       or Organization               Owned
                                       -----------------             ----------

Trus Joist MacMillan, A Limited
  Partnership                            Delaware                      51% (1)

Norco, Inc.                              Wisconsin                     100%



(1) The Company has a combined 51% interest in this Partnership. Norco, Inc., a wholly owned subsidiary of TJ International, Inc., owns 49.5% of the Partnership and TJ International owns 1.5% of the Partnership directly.